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                                    EXHIBIT C

                         OPINION AND CONSENT OF ACTUARY

     On behalf of AIG Life Insurance Company, I hereby consent to the inclusion of the Table of Guaranteed Monthly Cost of Insurance Rates, Table of Acquisition Expenses Per $1,000 of Face Amount and Table of Initial Surrender Charges containted Post-Effective Amendment No. 1 to the Registration Statement of Form S-6 (File No. 333-71753) registering Flexible Premium Variable Universal Life Group and Individual Policies.

                         /s/ Michael J. Burns, FSA, MAAA
                         -------------------------------
                             Michael J. Burns, FSA, MAAA

Dated:  November 5, 1999